UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): SEPTEMBER 3, 2009
FIBROCELL SCIENCE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (484) 713-6000
ISOLAGEN, INC.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported, on August 27, 2009 the United States Bankruptcy Court for the District of Delaware in Wilmington (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Joint First Amended Plan of Reorganization dated July 30, 2009, as supplemented by the Plan Supplement dated August 21, 2009 (as so modified and supplemented, the “Plan”) of Isolagen, Inc. (the “Company”) and the Company’s wholly owned subsidiary, Isolagen Technologies, Inc. (“Isolagen Tech”). The effective date of the Plan was September 3, 2009 (the “Effective Date”).
In the Plan, each Holder of an Allowed 3.5% Noteholder Claim (as defined in the Plan) received, in full and final satisfaction, settlement, release and discharge of and in exchange for such Allowed 3.5% Noteholder Claim the following: (a) its Pro Rata share of an unsecured note in the principal amount of $6 million (the “New Note”). The New Note has the following features: (1) 12.5% interest payable quarterly in Cash or, at the Company’s option, 15% payable in kind (“PIK”) by capitalizing such unpaid amount and adding it to the principal as of the date it was due; (2) maturing June 1, 2012; (3) at any time prior to the maturity date, the Company may redeem any portion of the outstanding principal of the New Notes in Cash at 125% of the stated face value of the New Notes; provided that the Company will be obligated to redeem all outstanding New Notes upon the following events: (a) the Company or Isolagen Tech successfully complete a capital campaign raising in excess of $10,000,000; or (b) the Company or Isolagen Tech are acquired by, or sell a majority stake to, an outside party; (4) the New Notes contain customary representations, warranties and covenants, including a covenant that the Company or Isolagen Tech shall be prohibited from the incurrence of additional debt without obtaining the consent of 66 2/3% of the New Note holders. The form of New Note is filed as an exhibit to this report and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) Not applicable.
(b) Effective September 3, 2009, Mr. Todd Greenspan, the Company’s Chief Financial Officer, was no longer employed by the Company. The Company has agreed to pay Mr. Greenspan $50,000 after the Effective Date. Mr. Declan Daly, the Company’s Chief Operating Officer is also serving as the Company’s Chief Financial Officer.
(c) Not applicable.
(d) On the Effective Date, the Company’s current officers and directors were deemed to have resigned and a new board of directors was determined by the DIP Lenders and the Plan Funders (each as defined in the Plan). The board of directors of the Company consists of David Pernock, Paul Hopper and Kelvin Moore. The board of directors has not yet determined the composition of its board committees.
(e) Not applicable.
(f) Not applicable.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(a) On the Effective Date, in accordance with the Plan, the Company filed an amended and restated certificate of incorporation with the State of Delaware. The amendments included the following:
(i) the name of the Company was changed from Isolagen, Inc. to Fibrocell Science, Inc.;
(ii) the number of shares of authorized common stock was changed from 100,000,000 to 250,000,000; and

(iii) a new provision was added stating that to the extent prohibited by Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the Company will not issue nonvoting equity securities; provided, however the foregoing restriction will (a) have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.
On the Effective Date, in accordance with the Plan, the Company adopted an amended and restated bylaws, which provided for the name change set forth above.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

2.1	Debtors’ First Amended Joint Plan of Reorganization dated July 30, 2009 (filed as Exhibit 10.2 to the Company’s Form 10-Q for quarter ended June 30, 2009, filed on August 12, 2009)

3.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Form 8-K filed on September 2, 2009)

3.2	Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company’s Form 8-K filed on September 2, 2009)

10.1	Form of 12.5% Promissory Note
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.
Date: September 10, 2009	By:	/s/ Declan Daly
Declan Daly,
Chief Operating Officer